UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 30, 2010

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3230 Scott Boulevard

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Advanced Analogic Technologies Incorporated (the “Company”) announced that Allen K. Lam and Edward Lam have each resigned effective September 30, 2010 as the Company’s Vice-President of Worldwide Operations and as the Company’s Vice President of Marketing and Engineering, respectively.

(e)    On September 30, 2010, the Company entered into a Separation Agreement and Release with Edward Lam, its former Vice President of Marketing and Engineering. Pursuant to the terms of the agreement, Edward Lam will receive a severance package that primarily includes a payment of six (6) months base salary ($129,050.04) less applicable withholding, twelve (12) months of health benefits, accelerated vesting of his options to purchase shares of the Company’s Common Stock as if he had remained employed with the Company through March 31, 2011 and the ability to exercise his vested options until September 30, 2012. Edward Lam also agreed to provide certain consulting services to the Company as an independent contractor for a period of one (1) year. As consideration for the consulting services, Edward Lam will receive restricted stock units for 30,000 shares of the Company’s Common Stock, which will vest quarterly over one (1) year.

On September 30, 2010, the Company entered into a Separation Agreement and Release with Allen K. Lam, its former Vice-President of Worldwide Operations. Pursuant to the terms of the agreement, Allen K. Lam will receive a severance package that primarily includes a payment of six (6) months base salary ($119,037.60) less applicable withholding, twelve (12) months of health benefits, accelerated vesting of his options to purchase shares of the Company’s Common Stock as if he had remained employed with the Company through March 31, 2011 and the ability to exercise his vested options until September 30, 2012. Allen K. Lam also agreed to provide certain consulting services to the Company as an independent contractor for a period of one (1) year. As consideration for the consulting services, Allen K. Lam will receive restricted stock units for 30,000 shares of the Company’s Common Stock, which will vest quarterly over one (1) year.

The above-referenced separation agreements and releases are attached hereto as Exhibits 10.19 and 10.20 and are incorporated herein by reference. The foregoing description of each separation agreement and release is qualified in its entirety by reference to the full text of the separation agreement and release.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.19	Separation Agreement and Release by and between Advanced Analogic Technologies Incorporated and Edward Lam dated September 30, 2010.

10.20	Separation Agreement and Release by and between Advanced Analogic Technologies Incorporated and Allen K. Lam dated September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Ashok Chandran
Ashok Chandran
Vice President and Chief Accounting Officer

Date: October 6, 2010